UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 27, 2008
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 28, 2008, Stone Energy Corporation, a Delaware corporation (“Stone”), entered into an amended and restated revolving credit facility totaling $700 million through a syndicate of banks led by Bank of America, N.A. and Banc of America Securities LLC. The credit facility matures on July 1, 2011. The facility is required to be guaranteed by all of the material direct and indirect subsidiaries of Stone. As of August 28, 2008, the facility is guaranteed by Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone (“Stone Offshore”).
     Stone’s availability under the credit facility will be governed by a borrowing base which is currently set at $700 million. The determination of the future borrowing base will be made by the lenders taking into consideration the estimated value of the oil and gas properties of Stone and its direct and indirect material subsidiaries in accordance with the lenders’ customary practices for oil and gas loans. This process involves reviewing estimated proved reserves and their valuation of such properties. The borrowing base is redetermined semi-annually each May 1 and November 1 and the available borrowing amount could be increased or decreased as a result of such redeterminations. In addition, the borrowing base may be redetermined up to two additional times in any calendar year if requested by lenders holding 66 2/3% of the outstanding loans and commitments under the credit facility, and may be redetermined up to two additional times in any calendar year if requested by Stone. Finally, the borrowing base may be redetermined from time to time upon the occurrence of a material adverse change as defined in the credit facility.
              The credit facility is collateralized by substantially all of Stone’s, Stone Offshore’s and their material subsidiaries’ assets. Stone and Stone Offshore are required to mortgage, and grant a security interest in, their oil and gas reserves representing at least 80% of the discounted present value of the future net income of Stone, Stone Offshore and their material subsidiaries oil and gas reserves reviewed in determining the borrowing base.
     At Stone’s option, loans under the credit facility will bear interest at a rate based on the adjusted London Interbank Offering Rate plus an applicable margin, or a rate based on the prime rate or Federal funds rate plus an applicable margin. The credit facility provides for optional and mandatory prepayments, affirmative and negative covenants, and interest coverage ratio and leverage ratio maintenance covenants.
     Stone intends to file the amended and restated credit facility as an exhibit to its next quarterly report on Form 10-Q.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On August 28, 2008, Stone announced that it had completed the previously announced acquisition of Bois d’Arc Energy, Inc. (“Bois d’Arc”). Pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of April 30, 2008, among Stone, Stone Offshore and Bois d’Arc (the “Merger Agreement”), Bois d’Arc was merged with and into Stone Offshore, with Stone Offshore surviving the merger as a wholly owned subsidiary of Stone.
     Pursuant to the Merger Agreement, Stone paid total merger consideration of approximately $935 million in cash and issued approximately 11.3 million shares of its common stock for the acquisition. In the merger, each issued and outstanding share of Bois d’Arc common stock was converted into (i) 0.165 shares of common stock of Stone, and (ii) $13.65 per share in cash, without interest.  The merger is structured to qualify as a reorganization for U.S. federal income tax purposes, such that each Bois d’Arc stockholder generally should be subject to U.S. federal income tax only on the cash it receives in the merger. A copy of the Merger Agreement has been filed with the Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to Stone’s Current Report on Form 8-K filed with the SEC on April 30, 2008 and as Annex A to Stone’s Registration Statement on Form S-4 (File No. 333-151509) and is incorporated into this Item 2.01 by reference.
     The source of funds for the cash component of the merger consideration included approximately $510 million of cash on hand and borrowings of $425 million under Stone’s amended and restated credit facility.

     Concurrently with the execution of the merger agreement, Stone entered into stockholder agreements (the “Stockholder Agreements”) with each of Comstock Resources, Inc. (“Comstock”), Wayne and Gayle Laufer and Gary Blackie. As of such date, Comstock, Mr. and Mrs. Laufer and Mr. Blackie beneficially owned an aggregate of approximately 67% of the total issued and outstanding shares of Bois d’Arc common stock.
     In addition, in its stockholder agreement, Comstock agreed to a one-year lock-up with respect to any securities of Stone that it will own upon completion of the merger, including the shares of Stone common stock that it received in the merger. Comstock owns about 13% of the total outstanding Stone common stock, which it received pursuant to the merger. Comstock also agreed to certain restrictions on transfer of any securities of Stone that it will own upon completion of the merger during the period beginning upon the expiration of the one-year lock-up and the earlier of three years after the effective date of the merger and such time as Comstock owns less than 5% of the outstanding voting securities of Stone. In addition, for the period beginning upon the effective date of the merger and until the earlier of three years after the effective date of the merger or such time as Comstock owns less than 5% of the outstanding voting securities of Stone, Comstock agreed not to acquire, agree to acquire or make any proposal to acquire any additional shares of Stone common stock or other securities or property of Stone or to enter into extraordinary transactions with Stone or seek to influence the management or control of Stone.
     As consideration for Comstock’s agreement to be bound by these restrictions, Stone granted Comstock certain registration rights for the shares of Stone common stock that Comstock will receive in the merger. Pursuant to these registration rights, Comstock may elect to participate in any underwritten offering conducted by Stone during the one year lock-up period, subject to customary cut-back rights of the underwriters, and Stone will use its commercially reasonable efforts to cause a registration statement for the resale from time to time by Comstock of such shares of Stone common stock to become effective as of the expiration of the one year lock-up period and to be continuously effective thereafter until the earlier of (i) the time that Comstock has sold all of the shares of Stone common stock received in the merger, (ii) the time that Comstock is able to sell all shares of Stone common stock received in the merger and still held by it without restriction under Rule 144(b)(i) under the Securities Act and (iii) the date that is three years following the effective date of the merger.
     The Stockholder Agreements terminated on the effective date of the merger, August 28, 2008. However, the lock-up and other restrictions and registration rights contained in the Comstock stockholder agreement described above will remain in effect after the effective date of the merger for the periods described above. The Stockholder Agreements were previously filed with the SEC as Exhibits 2.2, 2.3 and 2.4 to Stone’s Current Report on Form 8-K filed on May 6, 2008.
     Concurrently with the execution of the Merger Agreement on April 30, 2008, Stone entered into a Participation Agreement (the “Participation Agreement”) with Gary Blackie, William Holman and Gregory Martin (the “Principals”). Pursuant to the Participation Agreement, the Principals agreed to develop oil and gas prospects exclusively for Stone through a new entity to be formed by the Principals. These individuals have formed Bois d’Arc Exploration LLC (“BDX”), which has assumed their obligations under the Participation Agreement. Under the Participation Agreement, Stone agreed to advance to BDX up to $3,000,000 for the purpose of enabling BDX to acquire seismic data; however, depending on the number of prospects accepted by Stone under the Participation Agreement, Stone may receive a return of up to $1,500,000 of these seismic data costs. Stone has also agreed to pay up to one half of BDX’s general and administrative expenses actually incurred by BDX, in an amount not to exceed $135,000 per month. Stone and BDX have agreed to pay their respective share of all leasehold acquisition costs relating to any prospect. The Participation Agreement commences on the effective time of the merger, and, unless extended or otherwise terminated in accordance with the Participation Agreement, continues until December 31, 2011. The Participation Agreement was previously filed with the SEC as Exhibit 2.5 to Stone’s Current Report on Form 8-K filed on May 6, 2008.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Amended and Restated Credit Facility.
     The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.
First Supplemental Indenture Regarding the Stone 2011 Notes.
     On August 28, 2008 Stone, Stone Offshore and The Bank of New York Mellon Trust Company, NA (“BNY Mellon”), as successor in interest to JPMorgan Chase Bank, National Association (“JPMorgan”), as trustee, entered into a First Supplemental Indenture dated as of August 28, 2008 (the “First Supplemental Indenture”). The First Supplemental Indenture supplements the Indenture dated December 10, 2001 (the “2011 Indenture”) between Stone and JPMorgan, as trustee, which governs the terms of Stone’s 8 1/4% Senior Subordinated Notes due 2011 (the “2011 Notes”). The 2011 Notes are now guaranteed by Stone Offshore on an unsecured senior subordinated basis. The description of the provisions of the First Supplemental Indenture set forth above is qualified in its entirety by reference to the full and complete terms set forth in the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated into this report by reference.
First Supplemental Indenture Regarding the Stone 2014 Notes.
     On August 28, 2008 Stone, Stone Offshore and BNY Mellon, as successor in interest to JPMorgan, as trustee, entered into a First Supplemental Indenture dated as of August 28, 2008 (the “First Supplemental Indenture”). The First Supplemental Indenture supplements the Indenture dated December 15, 2004 (the “2014 Indenture”) between Stone and JPMorgan, as trustee, which governs the terms of Stone’s 6 3/4% Senior Subordinated Notes due 2014 (the “2014 Notes”). The 2014 Notes are now guaranteed by Stone Offshore on an unsecured senior subordinated basis. The description of the provisions of the First Supplemental Indenture set forth above is qualified in its entirety by reference to the full and complete terms set forth in the First Supplemental Indenture, which is filed as Exhibit 4.2 hereto and is incorporated into this report by reference.
Item 7.01. Regulation FD Disclosure.
Results of Special Meeting of Stone Stockholders.
     On August 27, 2008, Stone announced that at a special meeting of stockholders held on August 27, 2008, in Lafayette, Louisiana, its stockholders approved the issuance of additional shares of Stone common stock pursuant to the Merger Agreement. A copy of the Stone press release announcing the approval of the issuance of additional shares of Stone common stock at the Stone special meeting is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Results of Special Meeting of Bois d’Arc Stockholders.
     On August 27, 2008, Bois d’Arc announced that, at a special meeting of the Bois d’Arc stockholders held on August 27, 2008 in Houston, Texas, its stockholders approved and adopted the Merger Agreement. In the merger, each issued and outstanding share of Bois d’Arc common stock was converted into (i) 0.165 shares of common stock of Stone, and (ii) $13.65 per share in cash, without interest.  A copy of the Bois d’Arc press release announcing the approval of the merger at the Bois d’Arc special meeting is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Completion of Bois d’Arc Acquisition
     On August 28, 2008, Stone issued a press release announcing that it had completed the previously announced acquisition of Bois d’Arc. Stone also announced that it had reached an agreement with its commercial banks to amend and restate its credit facility in connection with the Bois d’Arc acquisition. The initial borrowing base will be $700 million. The full text of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.
     These materials are not a substitute for the registration statement that was filed with the SEC in connection with Stone’s proposed acquisition of Bois d’Arc, or the joint proxy statement/prospectus that was mailed to shareholders on or about July 25, 2008. Investors and security holders of Stone and Bois d’Arc are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about Stone and Bois d’Arc and the transaction. These documents may be obtained free of charge at the SEC’s website, www.sec.gov, or by directing a request to Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attention: Investor Relations; or by directing a request to Bois d’Arc Energy, Inc., 600 Travis Street, Suite 5200, Houston, TX 77002, Attention: Investor Relations.
     In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibits 99.1, 99.2 and 99.3 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     Financial statements of Bois d’Arc required by Regulation S-X have not been included herein but will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
     Pro forma financial information of the combined company required by Regulation S-X has not been included herein but will be filed by an amendment to the Current Report on Form 8-K not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.
     (d) Exhibits
2.1	Agreement and Plan of Merger, by and among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and Bois d’Arc Energy, Inc., dated as of April 30, 2008 (incorporated by reference to Exhibit 2.1 to Stone’s Current Report on Form 8-K filed on May 6, 2008).

2.2	Stockholder Agreement, by and among Stone Energy Corporation and Comstock Resources, Inc., dated as of April 30, 2008 (incorporated by reference to Exhibit 2.2 to Stone’s Current Report on Form 8-K filed on May 6, 2008).

2.3	Participation Agreement, among Stone Energy Corporation, Gary W. Blackie, William E. Holman, and Gregory T. Martin, dated as of April 30, 2008 (incorporated by reference to Exhibit 2.5 to Stone’s Current Report on Form 8-K filed on May 6, 2008).

4.1	First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank dated December 10, 2001

4.2	First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as trustee, dated December 15, 2004

99.1	Stone Energy Corporation press release dated August 27, 2008, “Stone Energy Corporation and Bois d’Arc Energy, Inc. Announce Stockholders Vote to Approve Merger.”

99.2	Bois d’Arc press release dated August 27, 2008, “Bois d’Arc and Stone Energy Corporation Announce Stockholders Vote to Approve Merger.”

99.3	Stone Energy Corporation press release dated August 28, 2008, “Stone Energy Corporation Announces the Closing of the Bois d’Arc Acquisition.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: August 29, 2008	By:	/s/ J. Kent Pierret

J. Kent Pierret
Senior Vice President,
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, by and among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and Bois d’Arc Energy, Inc., dated as of April 30, 2008 (incorporated by reference to Exhibit 2.1 to Stone’s Current Report on Form 8-K filed on May 6, 2008).

2.2	Stockholder Agreement, by and among Stone Energy Corporation and Comstock Resources, Inc., dated as of April 30, 2008 (incorporated by reference to Exhibit 2.2 to Stone’s Current Report on Form 8-K filed on May 6, 2008).

2.3	Participation Agreement, among Stone Energy Corporation, Gary W. Blackie, William E. Holman, and Gregory T. Martin, dated as of April 30, 2008 (incorporated by reference to Exhibit 2.5 to Stone’s Current Report on Form 8-K filed on May 6, 2008).

4.1	First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank dated December 10, 2001

4.2	First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as trustee, dated December 15, 2004

99.1	Stone Energy Corporation press release dated August 27, 2008, “Stone Energy Corporation and Bois d’Arc Energy, Inc. Announce Stockholders Vote to Approve Merger.”

99.2	Bois d’Arc press release dated August 27, 2008, “Bois d’Arc and Stone Energy Corporation Announce Stockholders Vote to Approve Merger.”

99.3	Stone Energy Corporation press release dated August 28, 2008, “Stone Energy Corporation Announces the Closing of the Bois d’Arc Acquisition.”